Exhibit 99.1

 AirNet Communications Announces Second Quarter 2005 Financial Results


    MELBOURNE, Fla.--(BUSINESS WIRE)--Aug. 10, 2005--AirNet
Communications Corporation (NASDAQ:ANCC):

    Second Quarter Highlights and Recent Events

    --  Net 2Q Revenue was $5.40M compared to 2Q 2004 Revenue of
        $5.44M

    -- Gross Margins for 2Q were $1.7M or 31.7% compared to $1.4M or 25.0% in 2Q 2004

    -- Loss from Operations was $4.6M compared with 2Q 2004 loss of $4.3M. 2Q results for 2005 and 2004 reflected $2.3M of non-cash stock option charges

    -- Net Loss Attributable to Common Stockholders in 2Q 2005 was $4.9M or $0.40 per share and included $2.3M (EPS impact of $0.18) of non-cash stock option charges

    --  Cash Flow from Operations for 2Q 2005 was $4.1M vs. $(1.9)M in
        2Q 2004

    -- Received $9.3M in orders during 2Q including $5M in GSM orders for a new customer in the Asia-Pacific region

    AirNet Communications Corporation (NASDAQ:ANCC) today reported financial results for its second quarter ended June 30, 2005.

    Financial Results for the Second Quarter

    The Company reported net revenue of $5.4 million in the second quarter, compared to $5.4 million in the second quarter of 2004. Gross margins for the second quarter were $1.7 million or 31.7% compared to year ago margins of $1.4 million or 25.0%. Equipment margins improved slightly from 20.8% in the second quarter of 2004 to 21.3% in 2005 due to increased direct sales. Services margins were 71.9% in second quarter of 2005 compared to 33.8% in 2004. Operating expenses for the second quarter were $6.3 million compared to $5.7 million in the second quarter of 2004 driven primarily by an increase in research and development expenses. R&D expenses were $3.2 million versus
$2.6 million in 2004 attributable to increased development spending. The loss from operations was $4.6 million, compared to a loss of $4.3 million in the second quarter of 2004. The quarterly loss from operations for both 2005 and 2004 included $2.3 million of non-cash stock option charges that resulted from the granting of options to employees following the Company's August 2003 senior secured debt transaction. The second quarter 2005 net loss attributable to common stockholders was $4.9 million or $0.40 per share vs. $5.6 million loss or $0.89 per share in the second quarter of 2004. The 2004 net loss attributable to common stockholders reflects $1.0 million of amortized expenses associated with the Company's August 2003 senior secured debt transaction. Cash flow from operating activities for the second quarter was $4.1 million, compared to use of cash of $(1.9) million in the second quarter of 2004. This decrease in cash consumption was primarily impacted by unusually high customer cash collections which totaled $9.5 million in 2005. The Company does not expect to be cash flow positive in the third quarter of 2005.
    Per share amounts for the second quarter of 2005 results were based on 12.5 million weighted average shares and exclude shares issuable upon the conversion of the remaining unconverted Senior Secured Convertible debt and shares underlying outstanding options because the effect of including those shares would be anti-dilutive. The number of shares issued and outstanding and potentially dilutive totaled 25.1 million as of June 30, 2005. All share and per share amounts reflect the 1- for - 10 reverse stock split effected
December 9, 2004.

    Outlook

    "The Company had a great second quarter in terms of new orders received and cash collections," said Glenn Ehley, president & CEO for AirNet Communications. "The Company continues to be well-positioned with its SuperCapacity, adaptive array base station and RapidCell base station. We continue to see strong interest in these product lines with a Tier 1 large operator and a leading OEM aerospace and defense contractor."
    During the second quarter, the Company received $9.3M in orders including $5M in GSM orders from a new customer in the Asia-Pacific region and $1.4M in GSM orders from Telsom Mobile for deployment in Somalia.

    Conference Call

    AirNet's management will host a conference call at 4:30 p.m. ET today to discuss the financial results, provide a business update and an outlook for the third quarter of 2005. Those interested in listening to the conference call should dial (800) 895-1713 or
(785) 424-1058, Conference ID: AIRNET. For those who cannot listen to the live conference call, a replay will be available beginning at 6:30 p.m. ET on Wednesday, August 10, 2005, until 11:59 p.m. ET on August 21, 2005. The replay number for the conference call is
(800) 839-5131 or (402) 220-1506.

    About AirNet

    AirNet Communications Corporation is a leader in wireless base stations and other telecommunications equipment that allow service operators to cost-effectively and simultaneously offer high-speed wireless data and voice services to mobile subscribers. AirNet's patented broadband, software-defined AdaptaCell(R) SuperCapacity(TM) adaptive array base station solution provides a high-capacity base station with a software upgrade path to high-speed data. The Company's AirSite(R) Backhaul Free(TM) base station carries wireless voice and data signals back to the wireline network, eliminating the need for a physical backhaul link, thus reducing operating costs. The Company's RapidCell(TM) base station provides government and military communications users with up to 96 voice and data channels in a compact, rapidly deployable design capable of processing multiple GSM protocols simultaneously. AirNet has 69 patents issued or filed and has received the coveted World Award for Best Technical Innovation from the GSM Association, representing over 400 operators around the world. More information about AirNet may be obtained by visiting the AirNet Web site at http://www.airnetcom.com.

    Safe Harbor Statement Under the Private Securities Litigation
Reform Act of 1995 and Other Applicable Law

    Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the Reform Act),
Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities and Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, results of market field trials, management's plans and objectives for future operations, business prospects, field trial possibilities, market conditions, financial forecasts and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate", "prospects", "believe," "estimate," "expect," "intend," "plan" and "objective" and other similar expressions. Readers should not place undue reliance on the forward-looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Such risks or uncertainties include the following: there can be no assurance that the Company will be successful in obtaining new business or that any of the Company's OEM resellers will purchase any further products from the Company; that the Company's lenders may foreclose on all assets of the Company (including all intellectual property rights) in the event of a default under the security agreement associated with the senior debt financing, and that the Company may not be able to continue to operate as a going concern in the absence of new investment capital. These and other risks are detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company's control, could cause the Company's actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

    The stylized AirNet mark, AirNet(R), AdaptaCell(R) and AirSite(R) are registered trademarks with the U.S. Patent and Trademark Office. Super Capacity(TM), iBSS(TM), RapidCell(TM) and Backhaul Free(TM), are trademarks of AirNet Communications Corporation. Other names are registered trademarks or trademarks of their respective companies or organizations.

    Financial Schedules

    --  Condensed Statements of Operations (2004 As Restated)

    --  Cash Flow Summary

    --  Condensed Balance Sheets


                         FINANCIAL STATEMENTS
 (all numbers in $000's except per share data and shares outstanding)
          (All financial information included is unaudited.)
                  CONDENSED STATEMENTS OF OPERATIONS


                   For the three months ended For the six months ended
                            June 30,                  June 30,
                       2005         2004         2005        2004
                   ------------- ------------ ----------- ------------
                                (as restated)            (as restated)
REVENUES
 Equipment Revenues      $4,277       $3,694      $7,802       $6,214
 Services Revenues        1,117        1,748       2,757        3,233
                   ------------- ------------ ----------- ------------
      Total Net
       Revenues           5,394        5,442      10,559        9,447

COST OF REVENUES
 Equipment Cost of
  Revenues                3,321        2,924       5,766        4,954
 Services Cost
 of Revenues                314        1,157         917        1,832
 Write-down of
  excess and
  obsolete
  inventory                  47            -         331          200
                   ------------- ------------ ----------- ------------
      Total Cost of
       Revenues           3,682        4,081       7,014        6,986
                   ------------- ------------ ----------- ------------
    Gross profit          1,712        1,361       3,545        2,461

OPERATING EXPENSES
 Research and
  development             3,238        2,645       6,116        5,852
 Sales and
  marketing                 796          658       1,693        1,458
 General and
  administrative          2,315        2,354       4,738        4,769
                   ------------- ------------ ----------- ------------
        Total costs
         and
         expenses         6,349        5,657      12,547       12,079
                   ------------- ------------ ----------- ------------
LOSS FROM
 OPERATIONS (1)          (4,637)      (4,296)     (9,002)      (9,618)

OTHER INCOME
 (EXPENSE) NET
 Interest Income             32           24          61           39
 Amortization
  expense on
  discount of
  convertible debt          (39)      (1,008)        (62)      (1,014)
 Interest charged
  on convertible
  debt                     (310)        (340)       (585)        (676)
 Interest expense             5            5          (1)          (3)
 Other, net                  11            1          13            8
                   ------------- ------------ ----------- ------------
TOTAL OTHER INCOME
 (EXPENSE)                 (301)      (1,318)       (574)      (1,646)

NET LOSS
 ATTRIBUTABLE TO
 COMMON
 STOCKHOLDERS           $(4,938)     $(5,614)    $(9,576)    $(11,264)
                   ============= ============ =========== ============

NET LOSS PER SHARE
 ATTRIBUTABLE TO
   COMMON
   STOCKHOLDERS-
   BASIC AND
   DILUTED               $(0.40)      $(0.89)     $(0.77)      $(2.00)
                   ============= ============ =========== ============

WEIGHTED AVERAGE
 SHARES OUTSTANDING
 - USED IN
 CALCULATING
 BASIC AND
 DILUTED LOSS
 PER SHARE           12,483,945    6,330,447  12,480,367    5,646,132
                   ============= ============ =========== ============


(1) The Loss from Operations includes non-cash stock compensation expenses of $2,270 and $2,341 for the three months ended June 30, 2005 and 2004 respectively, and $4,529 and $4,727 for the six months ended June 30, 2005 and 2004 respectively.


                           CASH FLOW SUMMARY

                  For the three months ended For the six months ended
                           June 30,                  June 30,
                      2005         2004         2005         2004
                  ------------- ------------ ------------ ------------

CASH PROVIDED
 BY/(USED IN)
 OPERATING
 ACTIVITIES             $4,092      $(1,865)      $2,182      $(3,408)

CASH PROVIDED
 BY/(USED IN)
 INVESTING
 ACTIVITIES                 64           43          (23)         (83)

CASH PROVIDED BY
 FINANCING
 ACTIVITIES                  1        6,099        1,000        7,091
                  ------------- ------------ ------------ ------------

NET CHANGE IN CASH      $4,157       $4,277       $3,159       $3,600
                  ============= ============ ============ ============


                       CONDENSED BALANCE SHEETS

                                    June 30,          December 31,
                                      2005               2004
                               ------------------- ------------------
ASSETS
  Cash and cash equivalents                $9,116             $5,957
  Accounts receivable - net                 2,270              3,228
  Accounts receivable - related
   party                                      765              2,995
  Inventories                               8,872              9,960
  Prepaid expenses                            454                627
  Other                                        84                279
                               ------------------- ------------------
  TOTAL CURRENT ASSETS                     21,561             23,046

  Property and Equipment, net               3,481              3,665
  Deposits                                     65                 71
  Software development and
   licensing                                1,862              2,117
  Other long-term assets                       63                 90
                               ------------------- ------------------

  TOTAL ASSETS                            $27,032            $28,989
                               =================== ==================

LIABILITIES AND STOCKHOLDERS'
 EQUITY
  Accounts payable                         $2,744             $3,151
  Current portion of capital
   lease obligations                            2                  5
  Customer deposits                         2,426              1,438
  Deferred revenues                           561                324
  Accrued expenses                          2,845              2,219
                               ------------------- ------------------
  TOTAL CURRENT LIABILITIES                 8,578              7,137

  TOTAL LONG-TERM LIABILITIES               1,641                994

  TOTAL STOCKHOLDERS' EQUITY               16,813             20,858
                               ------------------- ------------------

  TOTAL LIABILITIES &
   STOCKHOLDERS' EQUITY                   $27,032            $28,989
                               =================== ==================



    CONTACT: AirNet Communications Corporation, Melbourne
             Stuart Dawley, 321-953-6780
             sdawley@airnetcom.com